UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2011

BE Resources Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-53811	42-1737182
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of incorporation)	File Number)

13 Vista del Fuego, Elephant Butte, New Mexico 87935
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (575) 744-4014

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

On September 6, 2011, BE Resources Inc. (the “Company”) completed a private placement of 10,000,000 units of the Company (the “Units”) at a price of Cdn$0.10 per Unit, for aggregate gross proceeds of Cdn$1,000,000. Each Unit is comprised of one common share in the capital of the Company and one-half of one common share purchase warrant. Each full warrant entitles the holder to purchase one common share at an exercise price of US$0.20 per share for a period of two years, subject to earlier expiry or adjustment in certain circumstances.

In connection with the sale of the Units, the Company paid a cash finder’s fee equal to $41,000 and issued finder’s warrants for the purchase of up to 656,000 common shares at a price of US$0.11 per share for a period of two years, subject to earlier expiry or adjustment in certain circumstances.

The Units were sold in reliance upon the exclusion from registration provided by Regulation S under the United States Securities Act of 1933, as amended.

A copy of the form of subscription agreement and form of warrant are attached hereto as Exhibits 10.1 and 10.2, respectively. A copy of the Company’s press release disclosing the issuance of the securities described above is attached hereto as Exhibit 99.1. The proceeds of the sale of Units will be used by the Company to fund drilling activities at its Warm Springs property and for general working capital purposes.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his appointment as President, Chief Executive Officer and a director of the Company as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2011, Jon Pereira was granted stock options to purchase 1,500,000 of the Company’s common shares on September 9, 2011. These options were granted under the BE Resources Inc. Stock Option Plan (the “Plan”) and have an exercise price of US$0.23 and expire on September 9, 2016.

Item 8.01 Other Events

On September 9, 2011, David Tognoni, Chief Operating Officer and director of the Company, and Edward Godin and Robert Lufkin, directors of the Company, were each granted stock options to purchase 100,000 of the Company’s common shares. The exercise price of the options is US$0.23 per share and the options expire on September 9, 2016.

A copy of the Company’s press release disclosing the grants of options discussed in this Item 8.01 and in Item 5.02 above is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Subscription Agreement
10.2	Form of Warrant
99.1	Press Release, dated September 6, 2011
99.2	Press Release, dated September 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE RESOURCES INC.

Date: September 12, 2011	By: /s/ Carmelo Marrelli
	Name:	Carmelo Marrelli
	Title:	Chief Financial Officer